Exhibit 99.1

CTG IT Solutions and Services Segments Gross Margin

Improved 40 Basis Points to 29.5% in Third Quarter 2023

Cegeka and CTG work toward Completion of

Regulatory Requirements to Complete Acquisition

•
Cegeka and CTG signed an agreement on August 9, 2023, for Cegeka to purchase CTG for $10.50 per share in a cash transaction valued at approximately $170 million.
•
IT Solutions and Services segments represent 87% of total revenue in the third quarter, CTG’s highest level to date.
•
Revenue of $71.3 million reflected intentional disengagement of $11.8 million from non-strategic technology services business.
•
Gross margin improved to 27.3%, or 300 basis points from the prior year.
•
GAAP operating margin was (0.8)% in third quarter; non-GAAP operating margin was 3.7%
•
Net loss was ($0.9) million, with a net margin of (1.2)%; adjusted EBITDA was $3.1 million, with a margin of 4.3%

BUFFALO, N.Y., November 8, 2023 – CTG (Nasdaq: CTG) (“Company”), a leader in North America and Western Europe helping companies employ digital IT solutions and services to drive their productivity and profitability, today reported its financial results for the third quarter ended September 29, 2023.

Filip Gydé, CTG President and CEO, commented, “We continue to be pleased with the execution of our strategy where our gross margin improved 300 basis points in the third quarter compared with 2022, despite high inflation and a softening demand for IT services, and lower utilization generally incurred during the summer months.”

Mr. Gydé continued, “Regarding the acquisition of CTG by Cegeka, we have found a partner that will enable us to accelerate providing digital transformation services to our clients and are confident that this transaction with Cegeka is the best outcome for our clients, employees, and shareholders. We are pleased to have entered into this transaction with Cegeka, and we are working diligently with them through the regulatory approval processes to complete the sale. As such, although there is no certainty, given the expiration of the tender offer has been extended to December 12, 2023, we expect the sale of CTG to Cegeka to close on December 13, 2023."

Consolidated Third Quarter 2023 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$71,291	$75,002	$90,603	$(3,711)	(4.9)%	$(15,601)	(17.2)%

GAAP Gross Profit	$19,467	$18,229	$20,290	$1,238	6.8%	$(2,061)	(10.2)%
GAAP Gross Margin	27.3%	24.3%	22.4%

GAAP Operating Income (Loss)	$(604)	$2,253	$2,702	$(2,857)	(126.8)%	$(449)	(16.6)%
GAAP Operating Margin	(0.8)%	3.0%	3.0%

Non-GAAP Operating Income*	$2,643	$2,997	$2,982	$(354)	(11.8)%	$15	0.5%
Non-GAAP Operating Margin*	3.7%	4.0%	3.3%

GAAP Net Income (Loss)	$(871)	$1,102	$1,672	$(1,973)	(179.0)%	$(570)	(34.1)%
GAAP Net Margin	(1.2)%	1.5%	1.8%

Non-GAAP Net Income*	$1,703	$1,612	$1,888	$91	5.6%	$(276)	(14.6)%
Non-GAAP Net Income Margin*	2.4%	2.1%	2.1%

Adjusted EBITDA*	$3,059	$3,824	$3,747	$(765)	(20.0)%	$77	2.1%
Adjusted EBITDA Margin*	4.3%	5.1%	4.1%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•
The decrease in revenue reflects the Company’s continued business mix shift to more solutions and services-based business. As compared with the third quarter of 2022, the Company disengaged from $11.8 million in its lower-margin non-strategic technology services business.
•
The change in business mix and focus on digital solutions has led to significant improvements in gross margin over the past two years, increasing 490 basis points over that time.
•
As a percentage of revenue, selling, general and administrative (SG&A) expenses were 28.2% compared with 21.3% in the prior-year period. The increase was primarily due to increases in non-recurring costs related to the acquisition of CTG by Cegeka, acquisition-related expenses from the Eleviant acquisition, and costs associated with the new ERP implementation.
•
Included in the GAAP net loss was $1.6 million of non-recurring costs related to certain strategic initiatives, $0.5 million of acquisition-related expenses, and $0.4 million of ERP system implementation costs, while the prior-year period included $0.5 million of acquisition-related expenses. Loss per diluted share was ($0.06) for the third quarter of 2023 compared with income of $0.07 for the third quarter of 2022. Excluding these expenses from both periods, non-GAAP earnings per diluted share was $0.11 in both periods.

Third Quarter Segment Performance (unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$25,217	$20,340	$21,215	$4,877	24.0%	$(875)	(4.1)%
Percent of total	35.4%	27.1%	23.4%

Gross profit	$9,669	$7,723	$7,273	$1,946	25.2%	$450	6.2%
Gross margin	38.3%	38.0%	34.3%

Contribution profit	$5,141	$4,129	$3,809	$1,012	24.5%	$320	8.4%
Contribution margin	20.4%	20.3%	18.0%

•
The significant growth in revenue and gross margins in North America IT Solutions and Services reflects continued strong contributions from the acquisition of Eleviant and strong organic growth, despite a general decrease in the current demand for IT services.

Europe

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$36,472	$33,258	$39,199	$3,214	9.7%	$(5,941)	(15.2)%
Percent of total	51.1%	44.4%	43.3%

Gross profit	$8,547	$7,870	$9,541	$677	8.6%	$(1,671)	(17.5)%
Gross margin	23.4%	23.7%	24.3%

Contribution profit	$3,898	$3,464	$4,358	$434	12.5%	$(894)	(20.5)%
Contribution margin	10.7%	10.4%	11.1%
•
Europe IT Solutions and Services margins continue to reflect the impact of mandated salary increases at the beginning of the year.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$9,602	$21,404	$30,189	$(11,802)	(55.1)%	$(8,785)	(29.1)%
Percent of total	13.5%	28.5%	33.3%

Gross profit	$1,251	$2,636	$3,476	$(1,385)	(52.5)%	$(840)	(24.2)%
Gross margin	13.0%	12.3%	11.5%

Contribution profit	$944	$2,061	$2,307	$(1,117)	(54.2)%	$(246)	(10.7)%
Contribution margin	9.8%	9.6%	7.6%
•
Continued disengagement from Non-Strategic Technology Services is consistent with the Company’s long-term strategy. Revenue was also impacted by challenging macroeconomic conditions which reduced demand for these services.

Consolidated Year-to-Date Results

(unaudited)

($ in thousands)	For the Three Quarters Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$224,081	$247,178	$279,896	$(23,097)	(9.3)%	$(32,718)	(11.7)%

GAAP Gross Profit	$60,597	$58,574	$61,436	$2,023	3.5%	$(2,862)	(4.7)%
GAAP Gross Margin	27.0%	23.7%	21.9%

GAAP Operating Income	$388	$8,625	$7,601	$(8,237)	(95.5)%	$1,024	13.5%
GAAP Operating Margin	0.2%	3.5%	2.7%

Non-GAAP Operating Income*	$7,674	$9,920	$8,690	$(2,246)	(22.6)%	$1,230	14.2%
Non-GAAP Operating Margin*	3.4%	4.0%	3.1%

GAAP Net Income (Loss)	$(686)	$5,382	$5,013	$(6,068)	(112.7)%	$369	7.4%
GAAP Net Margin	(0.3)%	2.2%	1.8%

Non-GAAP Net Income*	$4,866	$6,303	$5,846	$(1,437)	(22.8)%	$457	7.8%
Non-GAAP Net Income Margin*	2.2%	2.5%	2.1%

Adjusted EBITDA*	$9,516	$12,379	$11,568	$(2,863)	(23.1)%	$811	7.0%
Adjusted EBITDA Margin*	4.2%	5.0%	4.1%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

Year-to-date Segment Performance (unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Three Quarters Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$74,410	$61,114	$56,431	$13,296	21.8%	$4,683	8.3%
Percent of total	33.2%	24.7%	20.2%

Gross profit	$29,165	$21,664	$19,359	$7,501	34.6%	$2,305	11.9%
Gross margin	39.2%	35.4%	34.3%

Contribution profit	$15,125	$11,408	$9,572	$3,717	32.6%	$1,836	19.2%
Contribution margin	20.3%	18.7%	17.0%

Europe

($ in thousands)	For the Three Quarters Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$114,958	$112,896	$129,260	$2,062	1.8%	$(16,364)	(12.7)%
Percent of total	51.3%	45.7%	46.2%

Gross profit	$27,114	$27,932	$31,506	$(818)	(2.9)%	$(3,574)	(11.3)%
Gross margin	23.6%	24.7%	24.4%

Contribution profit	$12,125	$13,442	$15,704	$(1,317)	(9.8)%	$(2,262)	(14.4)%
Contribution margin	10.5%	11.9%	12.1%

Year-to-date Segment Performance (continued)

Non-Strategic Technology Services

($ in thousands)	For the Three Quarters Ended			Change 2022-2023		Change 2021-2022
	Sept. 29, 2023	Sept. 30, 2022	Oct. 1, 2021	$	%	$	%
Revenue	$34,713	$73,168	$94,205	$(38,455)	(52.6)%	$(21,037)	(22.3)%
Percent of total	15.5%	29.6%	33.6%

Gross profit	$4,318	$8,978	$10,571	$(4,660)	(51.9)%	$(1,593)	(15.1)%
Gross margin	12.4%	12.3%	11.2%

Contribution profit	$3,275	$6,892	$6,769	$(3,617)	(52.5)%	$123	1.8%
Contribution margin	9.4%	9.4%	7.2%

Balance Sheet and Cash Flow

Cash and cash equivalents were $24.1 million compared with $25.1 million at year-end 2022. Net cash provided by operations for the year was $2.8 million.

At the end of the third quarter of 2023, the Company had no amount outstanding on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 82 in the third quarter of 2023 compared with 83 in the prior-year period.

Successfully Executing Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate integration of digital technology into all areas of their operations to improve productivity, strengthen business processes, elevate internal controls, and increase value delivery to their customers. CTG’s strategy for growth is its transformation into a higher-performing, digital solutions-based business. The three key elements of its strategy are:

•
Becoming a global provider of digital IT solutions by capitalizing on the compelling digital transformation trend, leveraging the CTG brand built on reliability and results, and delivering solutions primarily to the energy, healthcare, finance, and manufacturing sectors.
•
Growing the team organically by adding highly qualified and experienced associates, employing innovative tools and methodologies, and making selective acquisitions.
•
Strengthening the Company’s margin profile by reducing delivery costs and changing the mix of business by disengaging from low margin IT staffing service support in its Non-Strategic Technology Services segment.

Fiscal 2023 Outlook

“Due to the rapid pace of change and continued uncertainty in the macroenvironment, we are not providing full year 2023 guidance," said John M. Laubacker, Chief Financial Officer.

Conference Call and Webcast

Due to the pending acquisition of CTG by Cegeka, CTG will not host an earnings call associated with the financial earnings press release.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on integrating digital technology into all areas of its clients to improve their operations and increase their value proposition. CTG’s engagement in the digital transformation process drives improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG operates in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and reflect the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This press release contains statements that constitute “forward looking statements,” including statements that express the opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results, including statements regarding the proposed acquisition of CTG by Cegeka (the “Proposed Acquisition”), in contrast with statements that reflect historical facts. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” or “expect,” “may,” “will,” “would,” “could,” “potential,” “intend,” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to Cegeka and CTG. However, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements.

Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, including, but not limited to, the ability of the parties to satisfy the closing conditions for the Proposed Acquisition on a timely basis or at all, including the possibility that a governmental agency may prohibit, delay, or refuse to grant approval for the consummation of the Proposed Acquisition; statements about the expected timetable for completing the Proposed Acquisition; uncertainties as to how many of CTG’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of events that may give rise to a right of one or both of Cegeka and CTG to terminate the merger agreement; negative effects of the announcement of the Proposed Acquisition on the market price of CTG’s common stock and/or on it business, financial condition, results of operations, and financial performance (including the ability of CTG to maintain relationships with its customers, suppliers, and others with whom it does business); the effects of the Proposed Acquisition (or the announcement thereof) on CTG’s ability to retain and hire qualified professional staff and talent, including technical, sales and management personnel; competition for clients; the increased bargaining power of CTG’s large clients; the occurrence of cyber incidents and CTG’s ability to protect confidential client data; the partial or complete loss of the revenue CTG generates from its largest client, International Business Machines Corporation (IBM); the uncertainty of CTG’s clients’ implementations of cost reduction projects; the mix of work at CTG between IT Solutions and Services and Non-Strategic Technology Services, and the risk of disengaging from Non-Strategic Technology Services; currency exchange risks; risks associated with CTG’s domestic and foreign operations, including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the conflict between Russian and Ukraine and recent developments in China, and volatility in the global credit and financial markets and economy; renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties; the impact of current and future laws and government regulations, as well as repeal or modification of such, affecting the IT solutions and services industry, taxes and CTG’s operations in particular; industry, economic, and political conditions, including fluctuations in demand for IT services; and consolidation among CTG’s competitors or clients. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the control of Cegeka and CTG and could cause actual results to differ materially.

The forward-looking statements included in this press release are made only as of the date hereof. Cegeka and CTG do not undertake, and specifically decline, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

A further description of risks and uncertainties relating to CTG can be found in CTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and in other documents filed from time to time with the SEC by CTG and available at www.sec.gov and www.ctg.com.

Contacts:

John M. Laubacker
Chief Financial Officer
Tel: +1 716 887 7368

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	September 29,	September 30,	October 1,
	2023	2022	2021

Revenue	$71,291	$75,002	$90,603
Cost of services	51,824	56,773	70,313
Gross profit	19,467	18,229	20,290
Selling, general and admin. expenses	20,071	15,976	17,588
Operating income (loss)	(604)	2,253	2,702
Other expense, net	(495)	(392)	(542)
Income (loss) before income taxes	(1,099)	1,861	2,160
Provision (benefit) for income taxes	(228)	759	488
Net income (loss)	$(871)	$1,102	$1,672

Net income (loss) per share:
Basic	$(0.06)	$0.08	$0.12
Diluted	$(0.06)	$0.07	$0.11

Weighted average shares outstanding:
Basic	14,903	14,480	14,011
Diluted	14,903	15,157	14,939

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(amounts in thousands except per share data)

	For the Three Quarters Ended
	September 29,	September 30,	October 1,
	2023	2022	2021

Revenue	$224,081	$247,178	$279,896
Cost of services	163,484	188,604	218,460
Gross profit	60,597	58,574	61,436
Selling, general and admin. expenses	60,209	49,949	53,835
Operating income	388	8,625	7,601
Other expense, net	(1,089)	(1,034)	(948)
Income (loss) before income taxes	(701)	7,591	6,653
Provision (benefit) for income taxes	(15)	2,209	1,640
Net income (loss)	$(686)	$5,382	$5,013

Net income (loss) per share:
Basic	$(0.05)	$0.37	$0.36
Diluted	$(0.05)	$0.36	$0.34

Weighted average shares outstanding:
Basic	14,813	14,366	13,850
Diluted	14,813	15,086	14,951

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	September 29,	December 31,	September 30,
	2023	2022	2022
Current Assets:
Cash and cash equivalents	$24,069	$25,140	$26,753
Accounts receivable, net	64,433	70,979	68,415
Other current assets	5,072	3,769	3,412
Total current assets	93,574	99,888	98,580

Property and equipment, net	6,045	5,061	4,888
Operating lease right-of-use assets	19,478	18,506	17,101
Cash surrender value	4,822	4,120	4,087
Acquired intangibles, net	11,639	12,943	5,618
Goodwill	35,487	35,998	38,914
Other assets	6,868	5,103	7,318
Total Assets	$177,913	$181,619	$176,506

Current Liabilities:
Accounts payable	$9,661	$14,254	$11,765
Accrued compensation	18,521	19,016	20,036
Operating lease liabilities	6,186	5,905	5,287
Other current liabilities	14,166	12,758	17,007
Total current liabilities	48,534	51,933	54,095

Long-term debt	-	-	-
Operating lease liabilities	13,412	12,466	11,713
Other liabilities	10,388	11,241	14,680
Shareholders' equity	105,579	105,979	96,018
Total Liabilities and Shareholders' Equity	$177,913	$181,619	$176,506

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Three Quarters Ended
	September 29,	September 30,	October 1,
	2023	2022	2021

Net income (loss)	$(686)	$5,382	$5,013
Depreciation and amortization expense	2,750	2,051	2,451
Equity-based compensation expense	1,077	1,869	1,974
Other operating items	(359)	3,207	(7,205)
Net cash provided by operating activities	2,782	12,509	2,233
Net cash used in investing activities	(3,056)	(17,917)	(1,978)
Net cash used in financing activities	(786)	(884)	(1,175)
Effect of exchange rates on cash and cash equivalents	(11)	(2,539)	(917)
Net decrease in cash and cash equivalents	(1,071)	(8,831)	(1,837)
Cash and cash equivalents at beginning of period	25,140	35,584	32,865
Cash and cash equivalents at end of period	$24,069	$26,753	$31,028

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues investing in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in the North America and Europe IT Solutions and Services segments. The Company is not investing in its Non-Strategic Technology Services segment which includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, and recruiting expenses.

	For the Quarter Ended September 29, 2023
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$25,217	$36,472	$9,602
Cost of services	15,548	27,925	8,351
Gross profit	9,669	8,547	1,251
Gross margin	38.3%	23.4%	13.0%
Selling, solutions, delivery, and recruiting expenses	4,528	4,649	307
Contribution profit	$5,141	$3,898	$944
Contribution margin	20.4%	10.7%	9.8%

	For the Quarter Ended September 30, 2022
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$20,340	$33,258	$21,404
Cost of services	12,617	25,388	18,768
Gross profit	7,723	7,870	2,636
Gross margin	38.0%	23.7%	12.3%
Selling, solutions, delivery, and recruiting expenses	3,594	4,406	575
Contribution profit	$4,129	$3,464	$2,061
Contribution margin	20.3%	10.4%	9.6%

	For the Quarter Ended October 1, 2021
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$21,215	$39,199	$30,189
Cost of services	13,942	29,658	26,713
Gross profit	7,273	9,541	3,476
Gross margin	34.3%	24.3%	11.5%
Selling, solutions, delivery, and recruiting expenses	3,464	5,183	1,169
Contribution profit	$3,809	$4,358	$2,307
Contribution margin	18.0%	11.1%	7.6%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Three Quarters Ended September 29, 2023
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$74,410	$114,958	$34,713
Cost of services	45,245	87,844	30,395
Gross profit	29,165	27,114	4,318
Gross margin	39.2%	23.6%	12.4%
Selling, solutions, delivery, and recruiting expenses	14,040	14,989	1,043
Contribution profit	$15,125	$12,125	$3,275
Contribution margin	20.3%	10.5%	9.4%

	For the Three Quarters Ended September 30, 2022
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$61,114	$112,896	$73,168
Cost of services	39,450	84,964	64,190
Gross profit	21,664	27,932	8,978
Gross margin	35.4%	24.7%	12.3%
Selling, solutions, delivery, and recruiting expenses	10,256	14,490	2,086
Contribution profit	$11,408	$13,442	$6,892
Contribution margin	18.7%	11.9%	9.4%

	For the Three Quarters Ended October 1, 2021
	North
	America	Europe	Non-Strategic
	IT Solutions	IT Solutions	Technology
	and Services	and Services	Services

Revenue	$56,431	$129,260	$94,205
Cost of services	37,072	97,754	83,634
Gross profit	19,359	31,506	10,571
Gross margin	34.3%	24.4%	11.2%
Selling, solutions, delivery, and recruiting expenses	9,787	15,802	3,802
Contribution profit	$9,572	$15,704	$6,769
Contribution margin	17.0%	12.1%	7.2%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

						Twelve Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2022	2022	2023	2023	2023	2023
Revenue (in millions)
North America IT Solutions and Services	$20.340	$22.924	$23.196	$25.997	$25.217	$97.334
Europe IT Solutions and Services	33.258	37.035	40.093	38.393	36.472	151.993
Non-Strategic Technology Services	21.404	17.943	14.913	10.198	9.602	52.656
Total Revenue	$75.002	$77.902	$78.202	$74.588	$71.291	$301.983

Revenue in North America
Constant Currency (in millions)*
North America	$41.501	$40.604	$37.859	$35.970	$34.605	$149.038
Foreign Currency Impact	(0.015)	(0.006)	0.003	0.001	-
Total Revenue in Constant Currency (non-GAAP)	$41.486	$40.598	$37.862	$35.971	$34.605

Revenue in Europe
Constant Currency (in millions)*
Europe	$33.501	$37.298	$40.343	$38.618	$36.686	$152.945
Foreign Currency Impact	2.712	2.537	0.618	0.010	-
Total Revenue in Constant Currency (non-GAAP)	$36.213	$39.835	$40.961	$38.628	$36.686

Revenue By Geography
North America	55.3%	52.1%	48.4%	48.2%	48.5%	49.4%
Europe	44.7%	47.9%	51.6%	51.8%	51.5%	50.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Healthcare	19%	18%	19%	23%	24%	21%
Financial Services	15%	17%	18%	17%	15%	17%
Manufacturing	17%	16%	16%	14%	13%	15%
Technology Service Providers	22%	19%	16%	15%	14%	16%
Energy	6%	6%	6%	6%	7%	6%
General Markets	21%	24%	25%	25%	27%	25%
Total	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin (Loss)	3.0%	3.1%	0.9%	0.4%	(0.8)%	0.9%
Non-GAAP Operating Margin	4.0%	5.1%	2.7%	3.9%	3.7%	3.9%

Other Information (in millions except Billable Days and EPS)

Billable Days	63	63	64	64	63	254
Net Income (Loss)	$1.102	$1.227	$0.315	$(0.130)	$(0.871)	$0.541
GAAP Diluted EPS	$0.07	$0.08	$0.02	$(0.01)	$(0.06)	$0.03
Non-GAAP Diluted EPS	$0.11	$0.14	$0.08	$0.13	$0.11	$0.46
Adjusted EBITDA (non-GAAP)	$3.8	$4.8	$2.8	$3.7	$3.1	$14.3

Balance Sheet Information (in millions except DSO)

Cash less Debt, Net	$26.8	$25.1	$21.9	$19.1	$24.1
Working Capital	$44.5	$48.0	$49.0	$47.8	$45.0
DSO	83	84	83	86	82

* Constant Currency is measured by applying the current fiscal period's average exchange rate to each of the prior periods

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes certain acquisition-related expenses, ERP system implementation costs, costs associated with severance and the evaluation of strategic alternatives. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income (Loss)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2022	2022	2023	2023	2023	2023
GAAP Operating Income (Loss)	$2.253	$2.451	$0.707	$0.285	$(0.604)	$2.839
Acquisition-related expenses	0.744	0.696	0.634	0.623	0.662	2.615
ERP system implementation costs	-	-	0.481	0.536	0.529	1.546
Severance	-	0.838	0.286	0.497	-	1.621
Non-recurring costs related to certain strategic initiatives	-	-	-	0.982	2.056	3.038
Non-GAAP Operating Income	$2.997	$3.985	$2.108	$2.923	$2.643	$11.659

Reconciliation of GAAP to non-GAAP Operating Margin (Loss)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2022	2022	2023	2023	2023	2023
GAAP Operating Margin (Loss)	3.0%	3.1%	0.9%	0.4%	(0.8)%	0.9%
Acquisition-related expenses	1.0%	0.9%	0.8%	0.8%	0.9%	0.9%
ERP system implementation costs	-	-	0.6%	0.7%	0.7%	0.5%
Severance	-	1.1%	0.4%	0.7%	-	0.6%
Non-recurring costs related to certain strategic initiatives	-	-	-	1.3%	2.9%	1.0%
Non-GAAP Operating Margin	4.0%	5.1%	2.7%	3.9%	3.7%	3.9%

Reconciliation of GAAP to non-GAAP Net Income (Loss)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2022	2022	2023	2023	2023	2023
GAAP Net Income (Loss)	$1.102	$1.227	$0.315	$(0.130)	$(0.871)	$0.541
Acquisition-related expenses	0.510	0.435	0.419	0.485	0.525	1.864
ERP system implementation costs	-	-	0.317	0.417	0.419	1.153
Severance	-	0.524	0.189	0.387	-	1.100
Non-recurring costs related to certain strategic initiatives	-	-	-	0.764	1.630	2.394
Non-GAAP Net Income	$1.612	$2.186	$1.240	$1.923	$1.703	$7.052

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Net Margin (Loss)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2022	2022	2023	2023	2023	2023
GAAP Net Margin (Loss)	1.5%	1.6%	0.4%	(0.2)%	(1.2)%	0.2%
Acquisition-related expenses	0.6%	0.5%	0.5%	0.7%	0.7%	0.6%
ERP system implementation costs	-	-	0.4%	0.6%	0.6%	0.4%
Severance	-	0.7%	0.3%	0.5%	-	0.3%
Non-recurring costs related to certain strategic initiatives	-	-	-	1.0%	2.3%	0.8%
Non-GAAP Net Margin	2.1%	2.8%	1.6%	2.6%	2.4%	2.3%

Reconciliation of GAAP to non-GAAP Diluted Earnings (Loss) per Share (EPS)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2022	2022	2023	2023	2023	2023
GAAP Diluted EPS	$0.07	$0.08	$0.02	$(0.01)	$(0.06)	$0.03
Acquisition-related expenses	0.04	0.03	0.03	0.03	0.03	0.12
ERP system implementation costs	-	-	0.02	0.03	0.03	0.08
Severance	-	0.03	0.01	0.03	-	0.07
Non-recurring costs related to certain strategic initiatives	-	-	-	0.05	0.11	0.16
Non-GAAP Diluted EPS	$0.11	$0.14	$0.08	$0.13	$0.11	$0.46

Reconciliation of Net Income (Loss) to Adjusted EBITDA (non-GAAP) includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, and other, which includes severance, ERP system implementation costs, acquisition-related expenses, and non-recurring costs related to certain strategic initiatives.

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2022	2022	2023	2023	2023	2023
Net Income (Loss)	$1.102	$1.227	$0.315	$(0.130)	$(0.871)	$0.541
Taxes	0.759	0.736	0.162	0.051	(0.228)	0.721
Interest	0.103	0.100	0.109	0.121	0.107	0.437
Depreciation and amortization	0.651	0.948	0.837	0.918	0.995	3.698
Equity-based compensation expense	0.693	0.694	0.345	0.522	0.210	1.771
Other	0.516	1.102	0.997	2.210	2.846	7.155
Adjusted EBITDA	$3.824	$4.807	$2.765	$3.692	$3.059	$14.323
Adjusted EBITDA Margin	5.1%	6.2%	3.5%	4.9%	4.3%	4.7%

Important Information

This earnings release is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy all of the outstanding common stock of CTG have been made pursuant to a tender offer statement on Schedule TO, containing an offer to purchase and related materials, filed by Cegeka with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2023. CTG filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on August 23, 2023. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND ANY AMENDMENTS THERETO FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement are available for free at the SEC’s website at www.sec.gov.

Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents are available by Cegeka and may be obtained by directing a request to the information agent for the tender offer that is named in the Schedule TO and related offer documents. Copies of the documents filed with the SEC by CTG are available free of charge on CTG’s internet website at www.ctg.com or by contacting CTG’s Investor Relations Department at 716 887 7368.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Cegeka, as well as the solicitation/recommendation statement filed by CTG, CTG will also file periodic and current reports with the SEC. You may read and copy any reports or other information filed by Cegeka or CTG at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. CTG’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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CTG news releases are available at www.ctg.com.

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